Exhibit 10.1

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FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED

MASTER LEASE AGREEMENT

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Among

THE LESSOR ENTITIES IDENTIFIED ON THE SIGNATURE PAGE HEREOF

THE LESSEE ENTITIES IDENTIFIED ON THE SIGNATURE PAGE HEREOF

Dated As Of

May 31, 2011

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED
MASTER LEASE AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED MASTER LEASE AGREEMENT (this “Amendment”), is made and entered into on this 31st day of May, 2011 (the “Effective Date”) by and among the lessor entities identified on the signature page hereof (collectively, the “Lessor,” and where the context requires, each, a “Lessor”), the lessee entities listed on the signature page hereof (collectively, jointly and severally, the “Lessee,” and where the context requires, each, a “Lessee”).

RECITALS

The circumstances underlying the execution of this Amendment are as follows:

A.   Lessor, as landlord, and Lessee, as lessee, are parties to that certain Third Amended and Restated Master Lease dated as of November 4, 2010 (the “Existing Lease”), pursuant to which Lessee leases forty (40) facilities from Lessor.  All terms used in this Amendment and not defined herein shall have the meanings assigned to them in the Existing Lease.

B.   Lessor and Lessee desire to amend the Existing Lease to provide for (i) certain capital improvements to the Facilities to be funded and performed by Lessor, and (ii) an increase in rent payable in connection with such improvements.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions.

(a)           Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Existing Lease.

(b)           In addition to the other definitions contained herein, when used in this Amendment the following terms shall have the following meanings:

2011 Facilities: means the Facilities listed on Exhibit A to this Amendment.

2011 Project(s): means the capital improvements listed on Exhibit A to this Amendment.

2011 Project Documents: has the meaning set forth in Section 2(b).

Funded Amount: means, with respect to each 2011 Project, the aggregate funds expended by Lessor on such 2011 Project, and with respect to all 2011 Projects, the aggregate funds expended by Lessor on all 2011 Projects.

Monthly 2011 Capex Rent: means, with respect to each 2011 Project, an amount equal to (A) the Funded Amount for such 2011 Project multiplied by (B) ten percent (10.00%) divided by (C) twelve (12).

Project Costs: means all costs and fees paid or accrued in connection with a 2011 Project.

Project Management Agreement: has the meaning set forth in Section 2(d).

Proposed 2011 Project Budget: has the meaning set forth in Section 2(b).

Proposed 2011 Project Description: has the meaning set forth in Section 2(b).

Proposed 2011 Project Timeline: has the meaning set forth in Section 2(b).

Substantial Completion Date:  A 2011 Project will be complete only at such time as (i) all improvements to the 2011 Project called for in the Approved 2011 Project Documents have been substantially installed or completed in a manner reasonably satisfactory to Lessor and (ii) if required under law, a public authority has issued a final certification, consent or approval for such 2011 Project subject only to such conditions as may be reasonably acceptable to Lessor.

Target Completion Date: means the date that is identified as the anticipated Substantial Completion Date in the Project Description contemplated by Section 2(b) of this Amendment.

(c)           The definition of the following capitalized term set forth in Section 2.1 of the Existing Lease is hereby amended and restated in its entirety as follows:

Rent:  Collectively, the Base Rent, the Monthly 2011 Capex Rent and Additional Charges.

(d)           From and after the date of this Amendment, each reference to the Existing Lease, means the Existing Lease as modified by this Amendment.

2.             2011 Projects.

(a)           In General. Lessor shall have the right at any time prior to December 31, 2012 to undertake, at its sole cost and expense, the 2011 Projects.  In the event Lessor elects to undertake a 2011 Project the provisions of this Section 2 shall govern such 2011 Project.

(b)           Project Description. Lessor shall submit to Lessee, for Lessee’s review and approval, which approval shall not be unreasonably withheld, a reasonably detailed description of the 2011 Project (the “Proposed 2011 Project Description”), along with a proposed timeline for completion of the 2011 Project, which timeline shall include the anticipated Substantial Completion Date (the “Proposed 2011 Project Timeline”), and a proposed budget with respect thereto (the “Proposed 2011 Project Budget”). Lessor shall not commence the proposed 2011 Project until each of the Proposed 2011 Project Description, the Proposed 2011 Project Timeline, and the Proposed 2011 Project Budget have been approved by Lessee and once approved by Lessee such document shall be collectively referred to herein as the “Approved 2011 Project Documents.”  Lessor and Lessee acknowledge and agree that the Monthly 2011 Capex Rent shall be calculated based upon the actual funds expended by Lessor, and not on the Proposed 2011 Project Budget or on the Approved 2011 Project Documents. Lessee acknowledges and agrees that the Proposed 2011 Project Budget shall include (i) all reasonable costs incurred by Lessor in connection with the 2011 Project, including, but not limited to, Lessor’s reasonable legal counsel and due diligence costs, title insurance, survey, UCC searches and filing fees, if any, and the fees of Lessor’s Architect and (ii) Lessor’s financing costs related to the funds used to pay for the 2011 Project. Lessee acknowledges and agrees that the failure on the part of Lessor to include any cost in the Proposed 2011 Project Budget or in the Approved 2011 Project Documents, or to accurately estimate the amount of any such cost, shall not preclude Lessor from including the full amount of such cost in the Funded Amount.

(c)           General Contractor. Lessor’s obligation to undertake the 2011 Project shall be specifically conditioned on Lessor entering into a contract with a general contractor acceptable to Lessor in the exercise of its sole and absolute judgment and on terms and conditions acceptable to Lessor in the exercise of its sole and absolute judgment.

(d)           Project Management. Lessor shall have the right, but not the obligation, in connection with any 2011 Project to engage Lessee (or one or more of its Affiliates) to supervise the day to day construction and completion of the 2011 Project pursuant to a project management agreement to be entered into by Lessor and Lessee on terms and conditions acceptable to Lessor in the exercise of its sole and absolute judgment (the “Project Management Agreement”).  Lessee acknowledges and agrees that, for purposes of Section 16.1.12 of the Master Lease, it shall be an Event of Default under the Existing Lease if Lessee defaults in its obligations under the Project Management Agreement and such default is not cured within any cure period set forth in the Project Management Agreement (as compared to in Section 16.1.12) and the applicable 2011 Project is not completed by the Target Completion Date as a result of such uncured default under the Project Management Agreement.

(e)           Character of Construction.  All construction of the 2011 Projects will be of sound materials, in good and workmanlike manner, free and clear of all liens, claims and encumbrances (other than the liens and security interests securing the obligations of the Lessee under the Existing Lease), and in compliance with all laws, ordinances, regulations and restrictions affecting the applicable 2011 Facility and all requirements of all governmental authorities having jurisdiction over the applicable 2011 Facility and of the appropriate board of fire underwriters or other similar body, if any, and any applicable health care authority.

(f)           Records and Reports.   During the construction period and until six (6) months after each of the 2011 Projects is completed, Lessor will use commercially reasonable efforts to maintain accurate and complete books and records relating to each 2011 Project, including, but not limited to, (i) copies and lists of all paid and unpaid bills for labor and materials with respect to each 2011 Project, (ii) construction budgets and revisions thereof showing the estimated cost of each 2011 Projects and the source of the funds required at any given time to complete and pay for the same, (iii) receipted bills or other evidence of payment with respect to the cost of each 2011 Project, and (iv) such reports as to other matters relating to each 2011 Project as Lessee may reasonably request.

(g)           Access.  Notwithstanding anything to the contrary contained in this Lease, Lessee will permit Lessor and Lessor's representatives to have access to any 2011 Facility at which a 2011 Project is being performed at all reasonable times and to conduct such investigations and inspections thereof as Lessor shall determine necessary, including without limitation in connection with inspecting all work done, labor performed and materials furnished in connection with each 2011 Project.  Lessee will cooperate with Lessor and its representatives and agents during such inspections.  All inspections that may be performed by Lessor and its agents will be exclusively for the benefit of Lessor and will impose no obligation whatsoever upon Lessor for the benefit of any person.  No inspection by Lessor will create any obligation on Lessor other than the obligations otherwise specifically imposed on Lessor under this Amendment or the terms of any construction documents related to the 2011 Project to which Lessor may be a party or relieve Lessee of any obligation it may have under the Existing Lease.

(h)           Right to Withdraw a 2011 Project. Notwithstanding anything to the contrary set forth in this Section 2, Lessor shall have the right, on written notice to Lessee, to withdraw a 2011 Project prior to the commencement of construction thereof.

(i)           Funding of a 2011 Project. Lessor shall be solely responsible for the payment of all Project Costs related to each 2011 Project.

3.             2011 Project Rent. From and after the first advance by Lessor of any portion of the Funded Amount with respect to one or more of the 2011 Projects, Lessee shall pay to Lessor the Monthly 2011 Capex Rent due with respect to the Lease Year in which such advance was/advances were made. The Monthly 2011 CapEx Rent applicable to each advance of the Funded Amount shall be due and payable commencing with the first month following the month in which such advance is made and shall be due and payable as and when the Litchfield Base Rent or Non-Litchfield Base Rent, as applicable, is payable under the Master Lease.  Lessor and Lessee acknowledge and agree that twelve (12) times the Monthly 2011 Capex Rent as of the last month of the applicable Lease Year (including in such calculation of Monthly 2011 Capex Rent any amounts advanced during such month) shall be included as Litchfield Base Rent or Non-Litchfield Base Rent, as applicable, for “the previous Lease Year” in the calculation of the annual Litchfield Base Rent and Non-Litchfield Base Rent due during the subsequent Lease Year and accordingly that there shall be no carry over from one Lease Year to another of the Monthly 2011 Capex Rent.  Set forth in Exhibit B to this Amendment is an example of the calculation of the Monthly 2011 Cap Ex Rent and the Base Rent from one Lease Year to another with respect to the 2011 Projects.

4.             Unavoidable Delay. Upon the occurrence and during the continuance of an Unavoidable Delay with respect to a 2011 Project and the giving of written notice thereof to Lessee, Lessor shall be temporarily released without any liability on its part from the performance of its obligations to complete such 2011 Project, but only to the extent and only for the period that their performance of each such obligation is prevented by the Unavoidable Delay.  Such notice shall include a description of the nature of the Unavoidable Delay, and its cause and possible consequences. Lessor shall promptly notify the other party of the termination of the event giving rise to the Unavoidable Delay.

5.             Expenses of Lessor.  All reasonable costs incurred by Lessor in connection with any 2011 Project, including, but not limited to, Lessor’s reasonable legal counsel and due diligence costs, title insurance, survey, UCC searches and filing fees, if any, and the fees of Lessor’s Architect shall be added to the Funded Amount for any 2011 Project.

6.             Indemnity.  Pursuant to the terms and conditions of Section 21.1 of the Existing Master Lease, Lessee will protect, indemnify, save harmless and defend Lessor, its principals, officers, directors and agents and employees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of the undertaking of the 2011 Projects, including, but not limited to, any liens, suits, proceedings, or actions in favor of or brought by any contractors engaged in connection with the 2011 Projects.  Nothing in this Section shall be construed as indemnifying Lessor against its own grossly negligent acts or omissions or willful misconduct

7.             Enforceability of Lease.  Except as expressly and specifically set forth in this Amendment, the Existing Lease remain unmodified and in full force and effect.

8.             Execution and Counterparts.  This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.

9.             Headings; Exhibits.  Section headings used in this Amendment are for reference only and shall not affect the construction of the Agreement.  All exhibits and attachments attached hereto are incorporated herein by this reference.

10.           Entire Agreement.  This Amendment together with the Existing Lease and the other Transaction Documents is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties in respect of the subject matter contained herein and therein.

SIGNATURES ON FOLLOWING PAGE

Signatures Pages To
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED MASTER LEASE

IN WITNESS WHEREOF, the parties hereby execute this First Amendment to Third Amended and Restated Master Lease effective as of the day and year first set forth above.

LESSOR:

DELTA INVESTORS I, LLC, a Maryland limited liability company, and
DELTA INVESTORS II, LLC, a Maryland limited liability company
OHI ASSET, LLC, a Delaware limited liability company
OHI ASSET (CA), LLC, a Delaware limited liability company
OHI ASSET (CO), LLC, a Delaware limited liability company
OHI ASSET (ID), LLC, a Delaware limited liability company

By:	OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, Its Member

	By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Title:	Chief Operating Officer

OHIMA, INC., a Massachusetts corporation

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Title:	Chief Operating Officer

STATE OF MARYLAND         )
                                                      ) ss.
COUNTY OF BALTIMORE     )

This instrument was acknowledged before me on the 31st day of May, 2011, by Daniel J. Booth, the COO of OHIMA, Inc., a Massachusetts corporation, and Omega Healthcare Investors, Inc., a Maryland corporation, the sole member of Delta Investors I, LLC, a Maryland limited liability company, Delta Investors II, LLC, a Maryland limited liability company, OHI Asset, LLC, a Delaware limited liability company, OHI Asset (CA), LLC, a Delaware limited liability company, OHI Asset (CO), LLC, a Delaware limited liability company, OHI Asset (ID), LLC, a Delaware limited liability company, on behalf of said corporations and companies.

Judith A. Jacobs
Notary Public, Baltimore County, MD
My commission expires: May 12, 2012

Signature Page - 1 of 3

Signatures Pages To
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED MASTER LEASE

LESSEE:

SUNBRIDGE CARE ENTERPRISES, INC., a Delaware corporation
SUNBRIDGE CIRCLEVILLE HEALTH CARE CORP., an Ohio corporation
SUNBRIDGE BECKLEY HEALTH CARE CORP., a West Virginia corporation
SUNBRIDGE PUTNAM HEALTH CARE CORP., a West Virginia corporation
SUNBRIDGE BRASWELL ENTERPRISES, INC., a California corporation
SUNBRIDGE MEADOWBROOK REHABILITATION CENTER, a California corporation
SUNBRIDGE DUNBAR HEALTH CARE CORP., a West Virginia corporation
SUNBRIDGE MARION HEALTH CARE CORP., an Ohio corporation
SUNBRIDGE SALEM HEALTH CARE CORP., a West Virginia corporation
SUNBRIDGE REGENCY-NORTH CAROLINA, INC., a North Carolina corporation
SUNBRIDGE HEALTHCARE, LLC, a New Mexico limited liability company
SUNBRIDGE SHANDIN HILLS REHABILITATION CENTER, a California corporation
SUNBRIDGE REGENCY-TENNESSEE, INC., a Tennessee corporation
FALMOUTH HEALTHCARE, LLC, a Delaware limited liability company
MASHPEE HEALTHCARE, LLC, a Delaware limited liability company
WAKEFIELD HEALTHCARE, LLC, a Delaware limited liability company
WESTFIELD HEALTHCARE, LLC, a Delaware limited liability company
PEAK MEDICAL COLORADO NO. 2, INC., a Delaware corporation
PEAK MEDICAL OF IDAHO, INC., a Delaware corporation
PEAK MEDICAL OF BOISE, INC., a Delaware corporation

By:	/s/ Brandi Riddle
Name:	Brandi Riddle
Title:	Treasurer

STATE OF New Mexico           )
                                                      ) ss.
COUNTY OF Bernalillo             )

Signature Page - 2 of 3

Signatures Pages To
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED MASTER LEASE

This instrument was acknowledged before me on the 12th day of May, 2011, by Brandi Riddle, the Treasurer of SunBridge Care Enterprises, Inc., a Delaware corporation, SunBridge Circleville Health Care Corp., an Ohio corporation, SunBridge Beckley Health Care Corp., a West Virginia corporation, SunBridge Putnam Health Care Corp., a West Virginia corporation, SunBridge Braswell Enterprises, Inc., a California corporation, SunBridge Meadowbrook Rehabilitation Center, a California corporation, SunBridge Dunbar Health Care Corp., a West Virginia corporation, SunBridge Marion Health Care Corp., an Ohio corporation, SunBridge Salem Health Care Corp., a West Virginia corporation, SunBridge Regency-North Carolina, Inc., a North Carolina corporation, SunBridge Healthcare, LLC, a New Mexico limited liability company, SunBridge Shandin Hills Rehabilitation Center, a California corporation, SunBridge Regency-Tennessee, Inc., a Tennessee corporation, Falmouth Healthcare, LLC, a Delaware limited liability company, Mashpee Healthcare, LLC, a Delaware limited liability company, Wakefield Healthcare, LLC, a Delaware limited liability company, Westfield Healthcare, LLC, a Delaware limited liability company, Peak Medical Colorado No. 2, Inc., a Delaware corporation, Peak Medical of Idaho, Inc., a Delaware corporation, and Peak Medical of Boise, Inc., a Delaware corporation, on behalf of said corporations and companies.

Virginia Lovelace
Notary Public, NM County, Bernalillo
My commission expires: 6/2/14

Signature Page - 3 of 3

Acknowledgement Pages To
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED MASTER LEASE

The undersigned hereby consent to the transactions contemplated by this First Amendment to Third Amended and Restated Master Lease, ratify and affirm their respective Guaranties and other Transaction Documents, and acknowledge and agree that the performance of the Master Lease and other Transaction Documents and obligations described therein are secured by their Guaranties and other Transaction Documents on the same terms and conditions in effect prior to this amendment.

SUN HEALTHCARE GROUP, INC., a Delaware corporation

By:	/s/ Brandi Riddle
Name:	Brandi Riddle
Title:	Treasurer

HARBORSIDE HEALTHCARE, LLC, a Delaware limited liability company

By:	/s/ Brandi Riddle
Name:	Brandi Riddle
Title:	Treasurer

PEAK MEDICAL, LLC, a Delaware limited liability company

By:	/s/ Brandi Riddle
Name:	Brandi Riddle
Title:	Treasurer

Acknowledgement Page - 1 of 1

Exhibit A To
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED MASTER LEASE

Description of 2011 Projects

FACILITY	ESTIMATED FUNDED AMOUNT	PROJECT DESCRIPTION
SunBridge Care & Rehab for LaFollette LaFollette, TN	$3,700,000
Cosmetic improvements to the Facility, addition within the Facility of a 20 bed rehab recover suite (“RRS”), addition of a physical therapy department to the Facility and acquisition of a free standing storage building to be located outside of the Facility

SunBridge Care & Rehab for Lexington Lexington, NC	$2,500,000
Addition within the Facility of a 29 bed RRS, conversion of space in the basement of the Facility into a therapy gym, addition of a elevator on the exterior of the Facility to create access to the gym and cosmetic improvements to the areas of the Facility affected by the foregoing

Pueblo Extended Care Center Pueblo, CO	$3,000,000 Lessor does not anticipate commencing such project until the facility has cleared its “special focus facility” status
Addition within the Facility of a 22 bed RRS, conversion of space in the Facility into a therapy gym, upgrades to the  HVAC and
ventilation systems, roof replacement, parking lot improvements, foundation repair and replacement and cosmetic improvements to the areas of the Facility affected by the foregoing

Wakefield Nursing and Rehabilitation Center Wakefield, MA	$3,300,000	Extensive cosmetic renovation to the Facility, including improvements to the existing RRS and therapy gym and the development of new common areas within the Facility and HVAC system upgrades

Exhibit A - Page 1 of 1

Exhibit B To
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED MASTER LEASE

Sample Calculation of Monthly 2011 Capex Rent inclusion in Base Rent

Exhibit B - Page 1 of 1